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                                     [LOGO]
                           COACHMEN INDUSTRIES, INC.
             2831 Dexter DriveoP.O.Box 3300oElkhart, Indiana 46515
                         574/262-0123oFAX 574/262-8823

For immediate release Monday, August 25, 2003

COACHMEN(R) 2004 RVs EARN RAVE REVIEWS, PRODUCE $100
MILLION IN ORDERS
DEALERS THRILLED WITH ENTIRE LINE, OPERATIONAL CHANGES, NEW CONCORD "C+"

MIDDLEBURY, IND. - The "Wow! Factor" was on full display at the Coachmen Recreational Vehicle Company's recent Dealer Seminar in Dallas. Coachmen RV Company is a subsidiary of Coachmen Industries, Inc. (NYSE: COA).

Coachmen introduced its 2004 product lineup to an overwhelmingly enthusiastic reception by its dealers. Revamped interiors and exteriors, innovative features, dealer-requested product upgrades and a hot new Class "C+" motorhome - the sleek Concord(TM) - were all greeted with a big thumbs-up by everyone in attendance. And, $100 million in orders for the full range of 2004 Coachmen(R) recreational vehicles.

"Everything looked gorgeous - there's no other way of putting it. They really hit the nail on the head this year. The attention to detail, the fit-and-finish
- it takes quality manufacturing to do it right like this. The entire display looked wonderful, and all the 2004 models look great," said Marc LaBrecque, President of Diamond RV Centre in Whatfield, Mass.

Mike Johnson, Owner of Texas Happy Camper in Burleson, Tex., was equally excited about Coachmen's 2004 lineup. "They've got the right stuff for this year - an A+ for Coachmen. They just blew us away with their new interiors. I'm happy with everything, and I've already sold all the units I ordered from the Seminar. We're planning on a very good year."

"In my 20 years with this Company, this is the most positive reception our dealers have ever had to the Company as a whole," stated Michael R. Terlep, President of Coachmen Recreational Vehicle Company. "They were pleased with everything: the product, service, operations, the attention to detail and the fact that the product had come so far. Our efforts this last year to refine, redefine and strategically position our products and model lines to offer our dealers the total complete solution to attack the major market segments is second to absolutely no one."

At the Seminar,  dealers were able to view the 2004 models and place orders, and
attend  various   informational   seminars  and   workshops.   They  also  heard
presentations about the new



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models,  the  operational  changes the Company was taking to both  increase  and improve production (including the addition of product managers and two new plants going into operation), and why the Company is poised for a strong, successful year.

"The products on display at our Dealer Seminar reflect our ongoing commitment to providing quality products our dealers can sell, and that exceed our customers' expectations for enjoyment and satisfaction. During 2002, Coachmen's wholesale shipments outpaced the industry in combined Class A and Class C motorhomes by 65 percent, and combined travel trailer and fifth wheel shipments by 37.9 percent. The operational changes we've made and production facilities we've added should keep that momentum going and increase our market share in all product categories," added Terlep.

Terlep also said Coachmen listened to product suggestions from a variety of sources, including its retail customers, its Dealer Council and members of the Coachmen Caravan Camping Club, the nation's largest manufacturer-sponsored RV Club. The Company then challenged its product development and design teams to take the information they received and produce a lineup that would exceed everyone's expectations. Judging by the response of the dealers, they succeeded.

"The products were overwhelmingly, absolutely wonderful. They literally took my breath away. The `Wow!' is definitely back," said a happy Peter Kinden, General Manager of Stier's RV Sales in Bakersfield, Calif.

The new Concord(TM) garnered the most favorable attention and created the most excitement. A mini-motorhome without the normal front overhead bunk area, the Concord(TM) will appeal to couples and Class A aficionados. Its curved, eye-catching design includes a slideout, a high soft-touch ceiling, a front entertainment center with a 24" TV and DVD player, and five large exterior storage compartments, including Coachmen's ample and innovative Stow-n-Go(TM) garage-like compartment in the rear, complete with built-in shelves.

There were numerous other models that had Coachmen RV dealers fired up to get back to their dealerships and start selling, such as the new Class C Freelander(TM) that features a King Bed. A long-time sales stalwart, the Catalina(R) travel trailer and fifth wheel, was completely revamped inside with a sparkling new look. The dazzling Sportscoach(R) Elite diesel pusher earned praise for its one-piece molded fiberglass roof, triple slideout floor plans and King Dome in-motion satellite system.

"A king bed in a Class C is great to see. Coachmen is ready to take over the Class C market," Johnson commented.

"The Concord(TM) is simply phenomenal, and is a great product. And everything in the Sportscoach(R) Elite is on target. It's a killer unit," said LaBrecque.

Throughout the Seminar, Coachmen dealers continued to be impressed by the features and technology on display throughout the 2004 lineup.

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For example,  the Sony Dream  System  speakers are recessed in the ceiling for a clean look, and include a patent-pending Coachmen design innovation that lets each speaker be rotated 180 degrees for complete listening enjoyment. Redefining dinette seats, the Stanford and Boston dinettes offer the residential appeal of a sofa with a comfortable innerspring seating design. Arched cathedral windows, electronic fireplaces, hidden safes, Site Rite Dash(TM) for increased driver visibility, soft-touch ceilings - dealers found something to like in every model.

"The `Wow!' is here in a big way," exclaimed Johnson. "I'm happy and very pleased with everything. Coachmen is the class of the industry."

Coachmen RV dealers also found new operational changes to their liking as well. In order to provide a better Company focus on their different product categories, Terlep discussed the recent hiring of two new product/sales managers, Mike Scheetz and Jon Gallagher. Scheetz will oversee the diesel pusher line while Gallagher will handle the Class Cs.

"The product managers will allow us to expand our markets better by providing more focus on each market segment, and improve our speed and execution within each market as well," said Terlep, adding that the Company planned to hire several more in the near future.

"Getting product managers is great outside-the-box thinking," said LaBrecque. "It's a very good idea that will really pay off down the road because they'll be a big asset to dealers."

To further improve market focus, Terlep also reported on Coachmen's increased production capacity, with two new plants now in operation. A state-of-the-art 127,000-sq. ft. Class C plant on the Company's Middlebury, Ind., complex also features over 24,000 sq. ft. of mezzanines for offline manufacturing processes, such as assembling cabinets, kitchen units and other modules, providing improved material flow and manufacturing processes. Cranes will lower finished sections for installation in the motorhomes.

In Fitzgerald, Ga., a new 100,000-sq. ft. towable plant recently began production. Located approximately one mile from Coachmen's existing plant in Fitzgerald, the Georgia Division will produce all nine lines of Coachmen(R) and Shasta(R) brand travel trailers and fifth wheels.

"While many industries have been slashing jobs and operating their factories well below capacity, demand for Coachmen's RVs has been increasing. The timing is perfect for adding more production capacity as our momentum in the market continues to gain speed, and these expansion plans will nurture continued growth for Coachmen, as we fully intend to build upon this momentum. The additional production capacity of these two plants will enable us to continue to increase our market share, while better serving the needs of our customers," said Terlep.

With a powerful product lineup, product managers to focus on specific markets and increased production capacity, Coachmen RV dealers left the Seminar filled with enthusiasm for the coming year.

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"Coachmen  really loaded our guns this year. I see a good year ahead, and bigger growth than last year. We're going to rock `n' roll," predicted LaBrecque.

"This is a great time to be a Coachmen RV dealer," said Kinden.

Coachmen Recreational Vehicle Company, LLC markets travel trailers, fifth wheel trailers, class A and class C motorhomes. A subsidiary of Elkhart, Indiana-based Coachmen Industries, Inc., Coachmen RV Company was founded in 1964 in Middlebury, Ind., where its headquarters and largest manufacturing facility are located. Manufacturing sites are also located in Goshen, Ind., and Fitzgerald, Ga. WALT DISNEY WORLD(R) Resort has designated Coachmen as the official recreational vehicle of Disney's FORT WILDERNESS RESORT AND CAMPGROUND and Disney's WIDE WORLD OF SPORTS(TM) complex in Florida.

Coachmen Industries, Inc. is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(R), SHASTA(R), SPORTSCOACH(R) and VIKING(R). Coachmen Industries is also one of the largest systems-built home producers in the nation with its ALL AMERICAN HOMES(R) subsidiary. Modular commercial structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that custom thermoforms composite and plastic parts for numerous industries under the PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, THE AVAILABILITY AND COST OF REAL ESTATE FOR RESIDENTIAL HOUSING, THE ABILITY OF THE HOUSING AND BUILDING SEGMENT TO PERFORM IN NEW MARKET SEGMENTS WHERE IT HAS LIMITED EXPERIENCE, COMPETITION, GOVERNMENT REGULATIONS, LEGISLATION GOVERNING THE RELATIONSHIPS OF THE COMPANY WITH ITS
RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES, FURTHER DEVELOPMENTS IN THE WAR ON TERRORISM AND RELATED INTERNATIONAL CRISES, OIL SUPPLIES, AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.

For more information:
  Rich Allen, Corporate Communications,  Coachmen Industries,  Inc.
  Phone: 574-262-0123 (Elkhart, Ind.)
  Email: rallen@coachmen.com
  World Wide Web: www.coachmenrv.com

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